Exhibit 24
FirstMerit Corporation
Limited Power of Attorney
Registration Statement on Form S-8
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of FirstMerit Corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post Effective Amendment on Form S-8 to the Registration Statement on Form S-8 filed by the Corporation of September 29, 1995, for the registration of certain shares of its common stock for offering and sale pursuant to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan, hereby constitutes and appoints Terry E. Patton, Terrence E. Bichsel and J. Bret Treier, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Post Effective Amendment to the Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Effective the 21st day of February, 2008, unless otherwise indicated below.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel

Paul G. Greig	Terrence E. Bichsel
Chairman, President, Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Steven H. Baer	/s/ Karen S. Belden

Steven H. Baer	Karen S. Belden
Director	Director

/s/ R. Cary Blair	/s/ John C. Blickle

R. Cary Blair	John C. Blickle
Director	Director

/s/ Robert W. Briggs	/s/ Richard Colella

Robert W. Briggs	Richard Colella
Director	Director

/s/ Gina D. France	/s/ Terry L. Haines

Gina D. France	Terry L. Haines
Director	Director

/s/ J. Michael Hochschwender	/s/ Clifford J. Isroff

J. Michael Hochschwender	Clifford J. Isroff
Director	Director

/s/ Philip A. Lloyd, II

Philip A. Lloyd, II	Richard N. Seaman
Director	Director